Exhibit 1.1

NETSTREIT CORP.

$300,000,000

Shares of Common Stock
($0.01 par value)

ATM EQUITY OFFERING SALES AGREEMENT

October 25, 2023

Wells Fargo Securities, LLC

BofA Securities, Inc.

Robert W. Baird & Co. Incorporated

Berenberg Capital Markets LLC

BMO Capital Markets Corp.

BTIG, LLC

Capital One Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Jefferies LLC

Mizuho Securities USA LLC

Nomura Securities International, Inc.

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Regions Securities LLC

Roberts & Ryan, Inc.

Samuel A. Ramirez & Company, Inc.

Scotia Capital (USA) Inc.

Stifel, Nicolaus & Company, Incorporated

TD Securities (USA) LLC

Truist Securities, Inc.

as Agents

Wells Fargo Bank, National Association

Bank of America, N.A.

Robert W. Baird & Co. Incorporated

Bank of Montreal

The Bank of Nova Scotia

Citibank, N.A.

Goldman Sachs & Co. LLC

Jefferies LLC

Mizuho Markets Americas LLC

Nomura Global Financial Products Inc.

Raymond James & Associates, Inc.

Regions Securities LLC

Royal Bank of Canada

Stifel, Nicolaus & Company, Incorporated

The Toronto-Dominion Bank

Truist Bank

as Forward Purchasers

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

NETSTREIT Corp., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, that shares (the “Shares”) of its common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $300,000,000, be offered and sold from time to time to or through Wells Fargo Securities, LLC (“WFS”), BofA Securities, Inc. (“BofAS”), Robert W. Baird & Co. Incorporated (“Baird”), Berenberg Capital Markets LLC (“Berenberg”), BMO Capital Markets Corp. (“BMO”), BTIG, LLC (“BTIG”), Capital One Securities, Inc. (“Capital One”), Citigroup Global Markets Inc. (“Citigroup”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), Mizuho Securities USA LLC (“Mizuho”), Nomura Securities International, Inc. (“Nomura”), Raymond James & Associates, Inc. (“Raymond James”), RBC Capital Markets, LLC (“RBC”), Regions Securities LLC (“Regions”), Roberts & Ryan, Inc. (“R&R”), Samuel A. Ramirez & Company, Inc. (“Ramirez”), Scotia Capital (USA) Inc. (“Scotia”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), TD Securities (USA) LLC (“TD Securities”) and Truist Securities, Inc. (“Truist”), as sales agents, principals and/or (except in the case of Berenberg, BTIG, Capital One, Ramirez and R&R), forward sellers (in any such capacity, each an “Agent”, and collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Baird, Bank of Montreal, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs, Jefferies, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc., Raymond James, Regions, Royal Bank of Canada, Stifel, The Toronto-Dominion Bank and Truist Bank, each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), having an aggregate gross sales price not to exceed $300,000,000, on the terms set forth in this ATM Equity Offering Sales Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis; provided that each of Berenberg, BTIG, Capital One, Ramirez and R&R is not acting as forward seller. The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal(s) it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2.(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering Sales Agreement and any applicable Terms Agreement.

Any Shares issued and sold by the Company through any of the Agents, acting as sales agents for the Company, or to any of the Agents, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreements, are hereinafter sometimes called “Primary Shares.”

The Company and the Operating Partnership (as defined below) agree that whenever the Company determines to enter into one or more forward stock purchase transactions with any of the Forward Purchasers, the Company and any of the applicable Forward Purchasers will enter into one or more separate letter agreements (each, a “Confirmation” and, collectively, the “Confirmations”), in substantially the form of Annex II hereto, relating to such sale in accordance with Section 2 hereof. Any shares of Common Stock to be delivered by the Company pursuant to any Confirmation are hereinafter sometimes called “Confirmation Shares.” Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Agent affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser will attempt to borrow and then offer, through its affiliated Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-259226), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3.(b)(i) or 3.c)i) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3.(b)(i), 3.c)i) or 3.n)i) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3.(b)(i), 3.c)i) or 3.n)i) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3.(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“OP Units” means common limited partnership units of the Operating Partnership.

“Operating Partnership” means NETSTREIT, L.P., a Delaware limited partnership.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.              Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Agents and the Forward Purchasers at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3.(o)(i)(A) hereof), each Company Periodic Report Date (as defined in Section 3.(n)(i) hereof), each Company Earnings Report Date (as defined in Section 3.(o)(i)(A) hereof), each Request Date (as defined in Section 3.(o)(i)(A) hereof), each Applicable Time and each Settlement Date (as defined in Section 2.(h)(i) hereof) (each, a “Representation Date”), and agree with the Agents and the Forward Purchasers, as follows:

(i)             The Registration Statement became effective when filed with the Commission under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the 1933 Act, have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company meets the requirements for use of Form S-3 under the 1933 Act and has prepared and filed with the Commission the Registration Statement, which is an automatic shelf registration statement, as defined in Rule 405, on Form S-3.

(A)          (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus) and (3) as of each date the Company files its annual report on Form 10-K, the Company was, is or will be (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(B)           The Prospectus, when filed and as of its date, complied in all material respects with the 1933 Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copies thereof delivered to the Agents and Forward Purchasers for use in connection with the offer and sale of the Shares. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and each deemed effective date with respect to the Agents and Forward Purchasers pursuant to Rule 430B(f)(2) and at each Settlement Date, complied and will comply in all material respects with the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission under the 1934 Act, complied in all material respects with the requirements of the 1934 Act. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agents or Forward Purchasers furnished to the Company in writing by the Agents or Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by the Agents or Forward Purchasers to the Company consists of the Agent Information (as defined herein). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(C)           Each issuer free writing prospectus, if any, does not conflict with the information contained in the Registration Statement.

(D)          The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the 1933 Act. Any free writing prospectus that the Company is required to file with respect to the offering of the Shares pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act. Each free writing prospectus that the Company has filed, or is required to file, with respect to the offering of the Shares pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company with respect to the offering of the Shares complies or will comply in all material respects with the requirements of Rule 433 under the 1933 Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule 1 hereto furnished to the Agents and Forward Purchasers before first use, the Company has not prepared, used or referred to, and will not, without prior consent of the Agents and Forward Purchasers, prepare, use or refer to, any free writing prospectus with respect to the offering of the Shares.

(ii)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any Confirmation or Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company or the Subsidiaries (as defined herein), taken as a whole (a “Material Adverse Effect”).

(iii)           The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any Confirmation or Terms Agreement; the Operating Partnership is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. NETSTREIT GP, LLC is the sole general partner of the Operating Partnership, and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect; the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(iv)          The subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K (each, including the Operating Partnership, a “Subsidiary,” and collectively, the “Subsidiaries”) comprise all of the direct and indirect subsidiaries of the Company that would be required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the 1934 Act if filed by the Company as of the date hereof. Each Subsidiary has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, or similar entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid, non-assessable (only with respect to Subsidiaries that are corporations), and are owned by the Company or another Subsidiary free and clear of any lien, encumbrance or claim (each, a “Lien”) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(v)           The Company had, as of the date indicated in the Prospectus, and will have, as of each Applicable Time, the duly authorized capitalization set forth in the Prospectus under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of the Company and all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have not been issued in violation of or subject to any preemptive right or other similar right of stockholders, partners, or members, as applicable, arising by operation of law, under the Company’s charter or bylaws (each as amended and/or supplemented, collectively, the “Company Charter Documents”) or under the charter, bylaws, limited partnership agreement, operating agreement or other organizational documents of each of the Subsidiaries (the “Subsidiary Charter Documents” and, together with the Company Charter Documents, the “Charter Documents”), under any agreement to which the Company or any of the Subsidiaries is a party, or otherwise; other than the outstanding OP Units as described in the Prospectus, there are no other partnership interests in the Operating Partnership outstanding; none of such OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(vi)          The Shares have been duly authorized for sale, issuance, and delivery pursuant to this Agreement and any Confirmation or Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement, any Confirmation or Terms Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any Lien, and the sale, issuance, and delivery of the Primary Shares by the Company pursuant to this Agreement and, if applicable, any Terms Agreements, and delivery of the Confirmation Shares pursuant to any Confirmation, are not subject to any preemptive right, drag-along right, tag-along right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under any of the Company Charter Documents, under any agreement to which the Company is a party, or otherwise, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; the form of certificate for the Shares conforms to the Maryland General Corporation Law and to any requirements of the Company Charter Documents.

(vii)         Any Confirmation Shares have been duly authorized and reserved by the Company for issuance and sale to the applicable Forward Purchaser pursuant to such Confirmation and, if and when issued and delivered by the Company pursuant to the applicable Confirmation against payment of any consideration specified therein, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(viii)        The Company and each of the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary, except where any failure to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ix)          The Company and each of the Subsidiaries has good and valid title to all assets and properties reflected as owned by it in the Registration Statement, the General Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any material real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company and such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Company or the Subsidiaries has received any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, except for any exceptions or claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)            Each of the real property interests owned, leased or permitted by the Company and each of the Subsidiaries, as applicable, complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants except such failures (if any) as are disclosed in the Registration Statement or the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will affect the size or use of, improvements on, construction on or access to such properties, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xi)           The Company and each of the Subsidiaries owns or possesses such licenses or other rights to use or has access to such material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to conduct its respective businesses as currently conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Company or any of the Subsidiaries has received written notice of any infringement of or conflict with (and none of the Company or any of the Subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would render any Intangibles invalid or inadequate to protect the interests of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xii)          The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company IT Systems are reasonably adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data), except for those that have been remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same.

(xiii)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries nor agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xiv)         There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the directors or executive officers of the Company or any Subsidiary, or any of the immediate family members of any of them.

(xv)         Except with respect to the Agents and Forward Purchasers, none of the Company or the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated by this Agreement or any Confirmation or Terms Agreement .

(xvi)         The Company is not in breach of, in default under, or in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, default under, or violation of) (and, with respect to clause (C) below, has not violated or received written notice of any violation of), (A) any of the Company Charter Documents, (B) the performance or observance of any obligation, agreement, covenant or condition contained in any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound or affected, or (C) any law, rule, regulation, order, decree or judgment (each, a “Law”) applicable to the Company, except, in the case of clauses (B) and (C) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvii)        None of the Subsidiaries is in breach of, in default under, or in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, default under, or violation of) (and, with respect to clause (C) below, has not violated or received written notice of any violation of), (A) any of its Charter Documents, (B) the performance or observance of any obligation, agreement, covenant or condition contained in any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (C) any Law applicable to such Subsidiary, except, in the case of clauses (B) and (C) above, for such breaches, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xviii)       The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, or any Confirmation or Terms Agreement, the consummation by the Company and the Operating Partnership of the transactions contemplated hereby or thereby, the compliance by the Company and the Operating Partnership with the terms and provisions hereunder, the sale, issuance and delivery of the Shares by the Company and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Company Charter Documents, (B) any provision of any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the respective properties of the Company or any of the Subsidiaries are bound or affected, or (C) any Law, license, permit, consent or authorization (each a “Legal Requirement”) issued by any federal, state or local government, regulatory commission, court, administrative agency or commission, or other governmental body, board, agency, authority or instrumentality of competent jurisdiction (each a “Governmental Authority”) applicable to the Company or any of the Subsidiaries, except in the case of clauses (B) or (C) above for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or result in the creation or imposition of any material Lien upon any property or asset of the Company or any Subsidiary.

(xix)         This Agreement has been, and any Confirmation or Terms Agreement will have been, duly authorized by all necessary corporate or limited partnership action, as applicable, on the part of the Company and the Operating Partnership, and will have been duly executed and delivered by the Company and the Operating Partnership, and will constitute a legal, valid and binding agreement, enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xx)          The Shares and this Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxi)         No approval, authorization, consent or order of or filing with any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or any Confirmation or Terms Agreement, or the consummation by the Company of the transactions contemplated hereby or thereby, or the sale, issuance and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at each Applicable Time, as the case may be, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by the Agents and Forward Purchasers, (iii) as may be required under the 1933 Act and the 1934 Act, the rules and regulations and the rules of the New York Stock Exchange, or any other primary trading market for the Common Stock, as applicable (the “Exchange”), or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and (iv) such other approvals, authorizations, consents, orders or filings the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxii)        The Company and each of the Subsidiaries have all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Legal Requirement (collectively, the “Authorizations”) required in order to conduct its respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such Authorizations, to make any such filings, or to obtain any such Authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and each of the Subsidiaries has complied with the terms of the necessary Authorizations and there are no pending modifications, amendments or revocations of the Authorizations that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and the Subsidiaries have paid all fees due to Governmental Authorities pursuant to the Authorizations, except to the extent that any failure to pay any such fees would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete, except to the extent that any failure to file a complete and accurate report in a timely manner would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; true and correct (in all material respects) copies of the material Authorizations and all material amendments thereto through the date hereof have been delivered or made available to the Agents and Forward Purchasers; and the Company and the Subsidiaries are not in violation of, or in default under, any such Authorizations or any Legal Requirement issued by a Governmental Authority applicable to the Company or any such Subsidiary, the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxiii)        There is no outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator affecting the business of the Company or any of the Subsidiaries, which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; and there is no litigation, arbitration, investigation or other proceeding of or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing, against the Company, any Subsidiary, any stockholder of the Company, or any stockholder or member of any Subsidiary, the result of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxiv)        The Registration Statement, the General Disclosure Package and the Prospectus contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company and Subsidiaries that are required to be described in the Registration Statement; and the copies of all leases, contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Agents, the Forward Purchasers or their counsel or that are filed as exhibits to the Registration Statement, including all leases, contracts, agreements, instruments and other documents incorporated by reference therein, are complete and genuine in all material respects and include all material collateral and supplemental agreements thereto.

(xxv)        The statements made in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms and contracts and other documents so described, constitute accurate summaries of the terms of the contracts and documents in all material respects.

(xxvi)       No relationship, direct or indirect, exists between or among the Company, or any Subsidiary, on the one hand, and the directors, officers or significant stockholders of the Company or any Subsidiary, on the other hand, which are required by the 1933 Act to be described in the Registration Statement or the Prospectus and which is not so described.

(xxvii)      Other than as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus or as is not required by the 1933 Act to be described in the Registration Statement or the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries, or any of their respective properties, directors, director nominees identified as such in the Prospectus, officers, prospective officers identified as such in the Prospectus or affiliates at law or in equity, or before or by any Governmental Authority.

(xxviii)     Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, and except as may be otherwise stated in each of the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (A) any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, (B) any transaction, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, or (iv) any dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of its equity securities, or any purchase by the Company or any of the Subsidiaries of any of its outstanding equity securities.

(xxix)        None of the Company or the Subsidiaries is or, after receipt of payment for the Shares, after the settlement of any Confirmation or after the application of the proceeds from either as described under the caption “Use of Proceeds” in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”)).

(xxx)         There are no persons with registration or other similar rights to have any securities registered by the Company under the 1933 Act or included in the offering contemplated by this Agreement or any Confirmation or Terms Agreement.

(xxxi)       The Company has not relied upon the Agents or Forward Purchasers or legal counsel for the Agents or Forward Purchasers for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(xxxii)      Each of the directors named in the Registration Statement, the General Disclosure Package and the Prospectus and identified as “independent” is independent within the meaning of the corporate governance rules of the Exchange.

(xxxiii)     None of the Company nor any of the Subsidiaries or their respective affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the 1934 Act Regulations, or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.

(xxxiv)     The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the 1934 Act (“Regulation M”) by subsection (c)(1) of such rule. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Agents and the Forward Purchasers may engage in passive market making transactions in the Shares on the Exchange in accordance with Regulation M. The Company acknowledges and agrees that each Agent and each Forward Purchaser has informed the Company that it may, to the extent permitted under the 1934 Act, purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement or any Confirmation or Terms Agreement is in effect.

(xxxv)      The Company and each of the Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as each of them reasonably believes is appropriate for the conduct of their respective businesses and the value of the assets held by them, and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect; the Company and each of the Subsidiaries is in compliance with the terms of such insurance policies in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxvi)     The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, including the notes and schedules thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (A) fairly present in all material respects the financial condition of the Company, as of the respective dates thereof, and the statements of operations and comprehensive income (loss), changes in equity and cash flows for the periods then ended and (B) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with the applicable accounting requirements of the 1933 Act; the unaudited pro forma consolidated financial statements of the Company, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; no pro forma financial information, financial statements or supporting schedules other than those included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, including by application of waivers granted by the Commission.

(xxxvii)    The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxviii)   KPMG LLP, who has certified certain financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, whose report with respect to such financial statements is included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and who has delivered a comfort letter referred to in Section 5.(e) hereof, is an independent registered public accountant with respect to the Company or its applicable predecessor within the meaning of the 1933 Act and the Public Company Accounting Oversight Board (United States), as required by the 1933 Act.

(xxxix)      The Company maintains systems of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act) and systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to material assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the 1933 Act) in the Company’s internal controls over financial reporting; the Company has established disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xl)           The operations of the Company and its Subsidiaries are and have been conducted at all times since formation in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(xli)          Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers or employees, agents or affiliates or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called “Donetsk People's Republic” and the so-called “Luhansk People's Republic” (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country .

(xlii)         Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company, any of the Subsidiaries or any agent, employee or affiliate of the Company or any of the Subsidiaries is in violation of applicable Export and Import Laws (as defined below), and there are no claims, voluntary disclosures, complaints, charges, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries by any Governmental Authority under any applicable Export and Import Laws; the term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Control Reform Act of 2018, the Export Administration Regulations, the Trading with the Enemy Act, the International Emergency Economic Powers Act, and similar export controls, sanctions or regulations issued pursuant to those statutory authorities prohibiting unlicensed transactions (including exports of services, technology, data, or goods) with particular countries or entities, all other laws and regulations of the United States regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(xliii)        The Company, the Subsidiaries and their respective ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “single-employer plan” (as defined in Section 4001(a)(15) of ERISA) for which the Company, any of the Subsidiaries or any of their respective ERISA Affiliates would have any liability; none of the Company or the Subsidiaries or any of their respective ERISA Affiliates has incurred and does not expect to incur material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “single-employer plan” or “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA) or (B) with respect to any “single-employer plan” or, “multiemployer plan” (to the extent applicable), Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such Subsidiary is a member.

(xliv)        No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or Subsidiary’s principal suppliers, contractors or customers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received written notice of any violation, or, to the Company’s knowledge, is in violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(xlv)         Except where such failure to accurately prepare or timely file a tax return or pay or make a provision for an assessment or Lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or where such matters are the subject of a pending bona fide dispute with taxing authorities and for which adequate reserves have been provided on the books of the applicable entity, (A) the Company and each of the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges (whether or not such amounts are shown as due on any tax return), and (B) there is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than Liens for taxes not yet due and payable; and no material deficiency assessment with respect to a proposed material adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes has been asserted or, to the knowledge of the Company or such Subsidiary, as applicable, threatened.

(xlvi)        Except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons.

(xlvii)       Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) none of the Company or any of the Subsidiaries is in violation of any Law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of occupational health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, Laws relating to the release or threatened release or exposure of any person to chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and each of the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance, violation, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company or any Subsidiary, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xlviii)      Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as of each Applicable Time, the Company and the Subsidiaries will possess or have the right to use all of the assets, tangible and intangible, that they require to conduct their respective businesses as presently conducted, and there are no assets reasonably necessary for the conduct of their businesses as presently conducted that will not be transferred, licensed or leased to them as of each Applicable Time.

(xlix)        Nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus are not based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects.

(l)             The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission with which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its Subsidiaries are, and the Company has taken all necessary actions to ensure that the Company and its Subsidiaries are, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission and the Exchange promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply as of the date of this Agreement.

(li)            No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained or incorporated by reference in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lii)           Commencing with the Company’s short taxable year ended December 31, 2019 and through its most recent taxable year disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Code, and the Company’s organization and current and proposed method of operations, as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for the Company’s current taxable year and thereafter. To the knowledge of either the Company or the Operating Partnership, there is no event that would cause, or is likely to cause, the Company to fail to qualify as a REIT under the Code.

(liii)          The Company has delivered to the Agents and the Forward Purchasers (A) a complete copy of the Registration Statement, each amendment thereto and each opinion, consent and certificate of experts filed as a part thereof, (B) conformed copies of the Registration Statement, each amendment thereto and the Prospectus, as amended or supplemented and (C) any free writing prospectus reviewed and consented to by the Agents and Forward Purchasers, in the case of the preceding clauses (A)-(C), in such quantities and at such places as such Agent or Forward Purchaser has reasonably requested.

(liv)         The Company has not distributed and will not distribute, prior to the completion of an Agent’s sale (whether acting as sales agent or forward seller) of all of the Shares pursuant to this Agreement, any offering material in connection with the offering and sale of the Shares, other than the Prospectus, any free writing prospectus reviewed and consented to by such Agent and the Registration Statement.

(lv)          The Shares are registered pursuant to Section 12(b) or 12(g) of the 1934 Act and are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the 1934 Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(lvi)          Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement, any Terms Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(lvii)        Each Confirmation will have been, as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the form of Confirmation set forth in the Prospectus and any issuer free writing prospectus is correct in all material respects.

Any certificate signed by any officer of the Company, the Operating Partnership or any of its Subsidiaries and delivered to the Agents, the Forward Purchasers or counsel for the Agents and Forward Purchasers shall be deemed a representation and warranty by the Company, the Operating Partnership or such Subsidiary to the Agents and the Forward Purchasers, as applicable, as to the matters covered thereby.

Section 2.               Sale and Delivery of Shares.

(a)        Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell Shares through the applicable Agent acting as sales agent or directly to the applicable Agent or Agents acting as principal(s) from time to time or (ii) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Agent (which shall be an affiliate of such Forward Purchaser), instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser from third parties as contemplated by such Confirmation. Sales of the Shares, if any, through an Agent acting as sales agent or as forward seller on behalf of any Forward Purchaser will be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent may agree or (2) “at the market” offerings (as defined in Rule 415 under the 1933 Act Regulations) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the Exchange, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks. Sales of Shares, if any, purchased by an Agent as principal will be made as provided in the applicable Terms Agreement and the applicable pricing supplement prepared in connection with the offering of those Shares.

(b)        The Shares are to be sold through an Agent as sales agent or forward seller, on any day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) with respect to which (i) the Company has provided an instruction to the individuals listed on Schedule 2 hereto (as may be amended from time to time) authorized to receive such instruction for such Agent, as sales agent to make such sales with respect to a maximum number of Shares or entered into a Confirmation with the applicable Forward Purchaser related to a maximum number of Confirmation Shares, (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof, (iii) the respective Agent has agreed to act as Agent with respect to such sales and (iv) if such Shares are to be sold by such Agent as forward seller, the Company shall have entered into a Confirmation with the applicable Forward Purchaser. On any Trading Day, Shares can be sold through only one Agent acting as sales agent or forward seller. The Company, if it determines to do so, shall, on any Trading Day, instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent and, if applicable, the related Forward Purchaser) as to the maximum number of Shares to be sold on such, or any other, Trading Day and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Primary Shares so designated by the Company as sales agent in accordance with such instruction or, with respect to a Confirmation, the maximum number of Confirmation Shares subject to such Confirmation. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to an Agent (and, if applicable, the related Forward Purchaser) that is selling Shares pursuant to an instruction or a Confirmation with respect to any suspension, cancellation or termination pursuant to Section 2.(c) hereof and as to any change to the maximum number of Shares to be sold on any Trading Day or the minimum price per Share at which such Shares may be sold. The Company, Agents and Forward Purchasers each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares, (B) the Agents (whether acting on behalf of the Company or as forward seller on behalf of the related Forward Purchaser) will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) no Agent or Forward Purchaser shall incur any liability for not borrowing, offering or selling any Shares as a result of the circumstances set forth in clause (i) or (i) of Section 2.(l)(i) hereof.

(c)        The Company or the Agent through whom the sale of Shares are to be made as sales agent or forward seller on any Trading Day may, upon notice to the other party by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend, cancel or terminate the offering of Shares with respect to which such Agent is acting as sales agent or forward seller for any reason and at any time; provided, however, that such suspension, cancellation or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)        The gross sales price of any Primary Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Primary Shares sold by such Agent on the Exchange or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate, not to exceed 1.5% of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales. The amount of proceeds to be delivered by a Forward Purchaser to the Company for any Confirmation Shares shall be determined pursuant to the relevant Confirmation.

(e)        If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the Exchange on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate net proceeds to the Company or the applicable Forward Purchaser and the aggregate compensation payable by the Company to such Agent with respect to such sales. If acting as forward seller hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the Exchange on the Trading Day following the final Trading Day on which sales of Confirmation Shares pursuant to a Confirmation occur setting forth the “Hedge Completion Date” (as defined in the related Confirmation), the aggregate number of borrowed Confirmation Shares sold through the forward seller as Forward Hedge Shares, the “Initial Forward Price” and the “Final Date” under the applicable Confirmation.

(f)         Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2.(b)(i) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the Exchange. In addition, under no circumstances shall any Shares be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2.(b)(i) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)        If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity Offering Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)        Settlement for sales of (i) Primary Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents and (ii) Confirmation Shares will occur as determined pursuant the relevant Confirmation (each day on which settlement occurs, a “Settlement Date”). On each Settlement Date for the sale of Primary Shares through an Agent as sales agent, such Primary Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Primary Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses) arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)         Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent or forward seller (and, by notice to the Agents given by telephone (confirmed as promptly as practicable by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2.(j)(i) hereof, at any time during the period commencing on the business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)         Notwithstanding clause (i) of Section 2.(i)(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent or forward seller at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with any management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent and Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3.(o)(i)(A), (A) and (A), respectively, hereof, (iii) afford such Agent and Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3.(s) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2.(j)(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3.(o)(i)(A), (A) and (A), respectively, hereof, and (B) this Section 2.(j)(i) shall in no way affect or limit the operation of clause (i) of Section 2.(i)(i) hereof, which shall have independent application.

(k)        The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3.(o)(i)(A), (A) and (A), respectively, hereof. In the event of a conflict between the terms of this ATM Equity Offering Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(l)         As set out in the Confirmations and notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii)  in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate per annum set forth in Section 7(f)(i) of the applicable Confirmation, then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, any obligation hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated.

Section 3.               Covenants. The Company agrees with the Agents and the Forward Purchasers:

(a)             Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3.(b)(i) and 3.c)i) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents and Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3.(c)(i) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)             Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act Regulations in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents and Forward Purchasers or such Agents, as the case may be, or counsel for the Agents or Forward Purchasers shall reasonably object.

(c)             Filing or Use of Amendments and Supplements. The Company will give the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3.(n)(i) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents and Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents and Forward Purchasers or such Agents, as the case may be, or counsel for the Agents or Forward Purchasers shall reasonably object.

(d)             Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, Forward Purchasers and counsel for the Agents and Forward Purchasers, without charge, upon written request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, Forward Purchasers and counsel for the Agents and Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)             Delivery of Prospectuses. The Company will furnish to the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents and Forward Purchasers or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents and Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3.(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)              Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)             Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents and Forward Purchasers or such Agents, as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)             Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)              Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)              Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and any Confirmation Shares on, and satisfy the requirements of, the Exchange.

(k)             Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (i) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Confirmation Shares issued and sold pursuant to any Confirmation. Upon receipt of any written notice contemplated above, an Agent or Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or Forward Purchaser.

(l)              Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents and Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents and Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)             No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)             Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company.

(o)             Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3.(n)(i) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2.(j)(i) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents or Forward Purchasers (each date of any such request by the Agents or Forward Purchasers, a “Request Date”), the Company will furnish or cause to be furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificates referred to in Section  5.f)i)A) hereof that was last furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificates as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in Section  5.f)i)A) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3.(o)(i)(A), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished officers’ certificates pursuant to this Section 3.(o)(i)(A) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2.(b)(i) hereof, which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2.(b)(i) hereof. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers officers’ certificates pursuant to this Section 3.(o)(i)(A), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents and the Forward Purchasers officers’ certificates pursuant to this Section 3.(o)(i)(A) dated as of the date of delivery thereof.

(p)             Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Company and special counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be) and counsel to the Agents and the Forward Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5.(b), 5.c) and 5.d), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of any such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3.(p)(i)(A), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished the opinions and letters pursuant to this Section 3.(p)(i)(A) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2.(b)(i) hereof, which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2.(b)(i) hereof. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers the opinions and letters pursuant to this Section 3.(p)(i)(A), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents and the Forward Purchasers the opinions and letters pursuant to this Section 3.(p)(i)(A) dated as of the date of delivery thereof.

(q)             Delivery of Future Accountant Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5.(e) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. If the Registration Statement, the General Disclosure Package or the Prospectus contains or incorporates by reference the financial statements of any properties, businesses or entities, then, the Company will cause the related independent accountant(s) to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents letter(s), dated the dates specified in this Section 3.(q)(i)(A), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5.(e) hereof but modified to relate solely to such financial statements and any other financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus as amended and supplemented to the date of such letter(s) relating to such properties, businesses or entities, as the case may be. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished accountant letter(s) pursuant to this Section 3.(q)(i)(A) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2.(b)(i) hereof, which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2.(b)(i) hereof. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers accountant letter(s) pursuant to this Section 3.(q)(i)(A), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents accountant letter(s) pursuant to this Section 3.(q)(i)(A) dated as of the date of delivery thereof.

(r)              Trading in the Common Stock. The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)             Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents and the Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t)              Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Shares purchased by an Agent as principal, or to be sold through an Agent as sales agent or as forward seller pursuant to the Company instruction, remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u)            Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(v)             REIT Status. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, in each case, for so long as its board of directors determines it is in the Company’s best interest to so qualify.

(w)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

Section 4.               Payment of Expenses.

(a)             Expenses. The Company and the Operating Partnership will pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares and Confirmation Shares (including all printing and engraving costs); (ii) the fees and expenses of any transfer agent or registrar for the Shares and the Confirmation Shares and miscellaneous expenses referred to in the Registration Statement; (iii) all necessary issue, transfer and other stamp taxes or governmental duties in connection with the issuance and sale of the Shares and Confirmation Shares to the Agents or Forward Purchasers, as applicable; (iv) all costs and expenses incurred in connection with the preparation and filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and Forward Purchasers (including costs of mailing and shipment); (v) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with the qualification of the Shares for offering and sale under state laws that the Company and the Agents and Forward Purchasers have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Agents and Forward Purchasers in an amount not to exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agents and Forward Purchasers, filing for review of the public offering of the Shares by FINRA (including the legal fees and other reasonable disbursements of counsel for the Agents and Forward Purchasers relating thereto in an amount not to exceed $10,000); and (vi) the fees and expenses incurred in connection with the listing of the Shares on the Exchange. For the avoidance of doubt, except as otherwise agreed by the parties hereto, each Agent and each Forward Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.

Section 5.               Conditions of Agents’ and the Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)             Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3.(a)(i) hereof.

(b)             Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Vinson & Elkins L.L.P., counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)             Opinion of Counsel to the Company. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinions of each of Cooley LLP, corporate counsel to the Company, and Winston & Strawn LLP, tax counsel to the Company, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers.

(d)             Opinion of Special Counsel to the Company. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Venable LLP, special counsel to the Company, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers.

(e)             Accountants’ Letter. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f)              Officers’ Certificate for the Company and the Operating Partnership. On the date of this ATM Equity Offering Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or President and the Chief Financial Officer or Chief Accounting Officer of the Company and the President and the Treasurer of the Operating Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, except for those representations and warranties that speak solely as of a specific date, which were true as of such date, (C) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Operating Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)             Listing. The Shares and any Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the Exchange.

(h)             Additional Documents. On the date of this ATM Equity Offering Sales Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents and the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein, including, without limitation, certain certificates signed by the Chief Financial Officer of the Company in his or her capacity as such on behalf of the Company, in the form reasonably requested by the Agents and the Forward Purchasers; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

(i)              Termination of this ATM Equity Offering Sales Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this ATM Equity Offering Sales Agreement may be terminated by the applicable Agents or Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3.h), 4, 6, 7, 8.a)i), 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.               Indemnification.

(a)             The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Agent and each Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Agent or Forward Purchaser may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the 1933 Act Regulations (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent or Forward Purchaser for any legal or other expenses reasonably incurred by such Agent or Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, or any roadshow), in reliance upon and in conformity with the Agent Information.

(b)             Each Agent and Forward Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company or the Operating Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, or any roadshow), in reliance upon and in conformity with the Agent Information; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company or the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Agent and a Forward Purchaser and an applicable document, “Agent Information” shall mean the written information furnished to the Company and the Operating Partnership by such Agent or Forward Purchaser expressly for use therein; it being understood and agreed upon that the only such information furnished by any Agent or Forward Purchaser consists of such Agent’s or Forward Purchaser’s name appearing in the Prospectus.

(c)             Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.               Contribution. If the indemnification provided for in Section 6 hereof is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 6 hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the applicable Agents and Forward Purchasers on the other from the applicable offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the applicable Agents and Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the applicable Agents and Forward Purchasers on the other in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions or underwriting discounts received by the applicable Agents (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Company and the Operating Partnership on the one hand or the applicable Agents and Forward Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents and Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Agent or Forward Purchaser shall be required to contribute any amount in excess of (i) in the case of an Agent, the amount by which the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public or (ii) in the case of a Forward Purchaser, the amount by which the “Spread” (as defined in the relevant Confirmation) received by such Forward Purchaser, net of any related stock borrow costs or other costs or expenses actually incurred, exceeds the amount of any damages which such Agent or Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ and Forward Purchasers’ obligations in this Section 7 to contribute are several in proportion to their respective obligations and not joint.

The obligations of the Company and the Operating Partnership under Sections 6 and 7 hereof shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Agent and Forward Purchaser, each person, if any, who controls any Agent or Forward Purchaser within the meaning of the 1933 Act and each broker-dealer affiliate of any Agent or Forward Purchaser; and the obligations of the Agents and the Forward Purchasers under Sections 6 and 7 hereof shall be in addition to any liability which the respective Agents and Forward Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8.               Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or its Affiliates, officers or directors or any person controlling such Agent or Forward Purchaser, or the Company, the Operating Partnership or their respective officers or directors, or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Shares.

Section 9.               Termination.

(a)             This ATM Equity Offering Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent or Forward Purchaser, as to itself, upon the giving of three (3) business days prior written notice to the other parties hereto.

(b)             Unless earlier terminated pursuant to this Section 9, this ATM Equity Offering Sales Agreement and any Terms Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein.

(c)             The applicable Agents and Forward Purchasers may terminate a Terms Agreement, Confirmation or instruction from the Company pursuant to Section 2(b) hereof to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agents or Forward Purchasers, since the time of execution of such Terms Agreement or instruction or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, in each case the effect of which is such as to make it, in the judgment of such Agents or Forward Purchasers, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or instruction, or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Exchange, or (iv) if trading generally on the Exchange has been suspended or materially limited, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities.

(d)             In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2.(b)(i) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3.(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections (i), 13, 14, 15 and 16 hereof shall remain in effect.

Section 10.             Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to an Agent or Forward Purchaser:

The applicable Agent or Forward Purchaser at the address set forth in Schedule 2 hereto.

with a copy to:

Vinson & Elkins L.L.P.

901 East Byrd Street

Suite 1500

Richmond, Virginia 23219

Attention: Daniel M. LeBey

Email: dlebey@velaw.com

and:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

United States of America

Attention: Jaroslaw Hawrylewicz

Email: jhawrylewicz@omm.com

If to the Company:

NETSTREIT Corp.

2021 McKinney Avenue

Suite 1150

Dallas, Texas 75201

Attention: Daniel Donlan

Email: ddonlan@netstreit.com

with a copy to:

Cooley LLP

110 N. Wacker Drive, Suite 4200

Chicago, Illinois 60606-1511

Attention: Christina T. Roupas

Email: croupas@cooley.com

Section 11.             No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership or any of their respective subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents or Forward Purchasers have advised or are currently advising the Company or the Operating Partnership or any of their respective subsidiaries or other affiliates on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or the Operating Partnership or any other person or entity with respect to any offering of Shares and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.             Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13.             Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective Affiliates, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 14.             Trial by Jury. Each of the Company and the Operating Partnership (on their respective behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates), and the Agents and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.             GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16.             Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Operating Partnership, the Forward Purchasers and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Operating Partnership, the Forward Purchasers and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17.             TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

NETSTREIT Corp.

By:	/s/ Mark Manheimer
Name: Mark Manheimer
Title: President, Chief Executive Officer and Secretary

NETSTREIT, L.P.

By:	NETSTREIT GP, LLC, its general partner

By:	/s/ Daniel P. Donlan
Name: Daniel P. Donlan
Title: Secretary and Treasurer

Accepted as of the date hereof:

Wells Fargo Securities, LLC

By:	/s/ Craig McCracken
Name: Craig McCracken
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Manager Director

Berenberg Capital Markets LLC

By:	/s/ Zachary Brantly
Name: Zachary Brantly
Title: Head of U.S. Investment Banking

[Signature Page to the Equity Offering Sales Agreement]

By:	/s/ Matthew Rosenblatt
Name: Matthew Rosenblatt
Title: CCO & Ops Principal

BMO Capital Markets Corp.

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Associate Director, Payment & Securities

BTIG, LLC

By:	/s/ JT Herman
Name: JT Herman
Title: Managing Director

Capital One Securities, Inc.

By:	/s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Jared M Nutt
Name: Jared M Nutt
Title: Director

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

Jefferies LLC

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

Mizuho Securities USA LLC

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Nomura Securities International, Inc.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

[Signature Page to the Equity Offering Sales Agreement]

Raymond James & Associates, Inc.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Real Estate Investment Banking Co-Head, Sr Managing Director

RBC Capital Markets, LLC

By:	/s/ Jim Cronin
Name: Jim Cronin
Title: Managing Director

Regions Securities LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director – ECM

Roberts & Ryan, Inc.

By:	/s/ Kenneth Merlo
Name: Kenneth Merlo
Title: General Counsel

Samuel A. Ramirez & Company, Inc.

By:	/s/ Larry Goldman
Name: Larry Goldman
Title: Managing Director

Scotia Capital (USA) Inc.

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

TD Securities (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

[Signature Page to the Equity Offering Sales Agreement]

Truist Securities, Inc.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

As Agents

Wells Fargo Bank, National Association

By:	/s/ Craig McCracken
Name: Craig McCracken
Title: Managing Director

Bank of America, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

Bank of Montreal

By:	/s/ Pashmin Sethi
Name: Pashmin Sethi
Title: Manager

The Bank of Nova Scotia

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

Citibank, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

[Signature Page to the Equity Offering Sales Agreement]

Jefferies LLC

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

Mizuho Markets Americas LLC

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

Nomura Global Financial Products Inc.

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Signatory

Raymond James & Associates, Inc.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Real Estate Investment Banking Co-Head, Sr Managing Director

Regions Securities LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director – ECM

Royal Bank of Canada

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

The Toronto-Dominion Bank

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

[Signature Page to the Equity Offering Sales Agreement]

Truist Bank

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

As Forward Purchasers

[Signature Page to the Equity Offering Sales Agreement]

Schedule 1

FREE WRITING PROSPECTUS

None.

Schedule 2

NOTICE INFORMATION

Annex I

NETSTREIT Corp.

Common Stock

($0.01 par value)

TERMS AGREEMENT

[ • ]

[ • ]

[ • ]

Ladies and Gentlemen:

NETSTREIT Corp., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions stated herein and in the ATM Equity Offering Sales Agreement, dated October 25, 2023 (the “Sales Agreement”), among the Company and NETSTREIT, L.P., a Delaware limited partnership (the “Operating Partnership”), and Wells Fargo Securities, LLC (“WFS”), BofA Securities, Inc. (“BofAS”), Robert W. Baird & Co. Incorporated (“Baird”), Berenberg Capital Markets LLC (“Berenberg”), BMO Capital Markets Corp. (“BMO”), BTIG, LLC (“BTIG”), Capital One Securities, Inc. (“Capital One”), Citigroup Global Markets Inc. (“Citigroup”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), Mizuho Securities USA LLC (“Mizuho”), Nomura Securities International, Inc. (“Nomura”), Raymond James & Associates, Inc. (“Raymond James”), RBC Capital Markets, LLC (“RBC”), Regions Securities LLC (“Regions”), Roberts & Ryan, Inc. (“R&R”), Samuel A. Ramirez & Company, Inc. (“Ramirez”), Scotia Capital (USA) Inc. (“Scotia”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), TD Securities (USA) LLC (“TD Securities”) and Truist Securities, Inc. (“Truist”), as sales agents, principals and/or (except in the case of Berenberg, BTIG, Capital One, Ramirez and R&R), forward sellers (in any such capacity, each an “Agent”, and collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Bank of Montreal, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc., Raymond James & Associates, Inc., Regions Securities LLC, Royal Bank of Canada, Stifel, Nicolaus & Company, Incorporated, The Toronto-Dominion Bank and Truist Bank, each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), to issue and sell to [•] as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3.(o)(i)(A), (A) and (A), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made by electronic delivery at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter. It is understood that each Agent has authorized [•] as representative of the Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [•], individually and not as representative of the Underwriter, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

NETSTREIT Corp.

By:
Name: Mark Manheimer
Title: President, Chief Executive Officer and Secretary

NETSTREIT, L.P.

By: NETSTREIT GP, LLC,
its general partner

By:
Name: Daniel P. Donlan
Title: Secretary and Treasurer

Accepted as of the date hereof:

[Underwriter]

By:

Name:

Title:

*	Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company.

Annex II

Form of Forward Confirmation

Date:             [●], [●]

To:          NETSTREIT Corp.
2021 McKinney Avenue
Suite 1150

Dallas, Texas 75201

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and NETSTREIT Corp. (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement, as supplemented by the pricing supplement delivered hereunder, constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][Dealer Parent (“Dealer Parent”)], (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
Trade Date:	[●], 20[●]
Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), pursuant to the ATM Equity Offering Sales Agreement dated October [●], 2023, as may be amended from time to time, among Counterparty, Dealer, the Agent and the other parties thereto (the “Equity Sales Agreement”), have settled.
Seller:	Counterparty
Buyer:	Dealer
Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “NTST”)
Number of Shares:	[●]; provided, however, that in the event that Dealer, in its commercially reasonable judgment, determines that it is unable (via the Agent) through commercially reasonable efforts to establish a commercially reasonable hedge position in such number of Shares in light of market liquidity conditions and/or the instruction provided by Counterparty pursuant to Section 2 of the Equity Sales Agreement, the Number of Shares shall equal the aggregate number of Shares actually sold through the Agent (in connection with the establishment of a commercially reasonable hedge position) pursuant to the Equity Sales Agreement (including Section 2(b) thereof) during the period from and including the Trade Date through and including the Hedge Completion Date; provided further, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

2

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date, (iii) the date on which the Agent shall have completed the sale of the maximum Number of Shares, (iv) the date on which Counterparty provides notice to Agent of the suspension, cancellation or termination of the offering of Shares pursuant to Section 2(c) of the Equity Sales Agreement and (v) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.
Initial Forward Price:	[●]%[2] of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Equity Sales Agreement (assuming that the Agent sold such Shares in a commercially reasonable manner that reflects prevailing market prices) during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold and settled on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.
Forward Price:

(a)       On the Hedge Completion Date, the Initial Forward Price; and

(b)       on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.
Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

2 Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed 1.5%).

3

Spread:	[●]%
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	As set forth on Schedule I
Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.
Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:

Any event that Dealer based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease purchasing Shares in connection with unwinding its commercially reasonable hedge position in connection with the Transaction.

Subject to applicable legal requirements and Dealer’s internal policies and guidelines, Dealer shall promptly notify Counterparty upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Counterparty on the day Dealer believes that the circumstances giving rise to such Regulatory Disruption have changed. Dealer shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances and Dealer shall not declare a Regulatory Disruption in relation to events or circumstances that are the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transaction.

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Settlement:
Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)
Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)       designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [60] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its commercially reasonable hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b)       designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

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Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)
Settlement Shares:

(a)       With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b)       with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its commercially reasonable hedge by the end of the Unwind Period (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel and taking into account (x) any unwind period (or equivalent concept) under any outstanding Other Forwards (as defined below) to which Dealer or its affiliate is a party and (y) any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below), is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

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Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance with respect to which (x) Counterparty has determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

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Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.
Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.
Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

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Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)       (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, to repurchase each Settlement Share, not to exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part) assuming that Dealer has a commercially reasonable hedge position and is purchasing Shares in a commercially reasonable manner at prices that reflect prevailing market prices for the Shares, taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)       the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge (assuming that Dealer has a commercially reasonable hedge position and unwinds its hedge position in a commercially reasonable manner), including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.
Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.
Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.
Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

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Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.
Adjustments:
Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”; provided that the parties hereto agree that any Share repurchases by Counterparty, that are not Tender Offers including those pursuant to Rule 10b-18 of the Exchange Act, Rule 10b5-1 of the Exchange Act or pursuant to forward contracts or accelerated stock repurchase contracts or similar derivatives transactions (all such repurchased Shares, the “Repurchased Shares”) on customary terms, at prevailing market prices, volume-average weighted prices or discounts thereto shall not be considered Potential Adjustment Events; provided, further, that the preceding proviso shall not apply to the extent that the aggregate Repurchased Shares during the term of the Transaction would exceed 10% of the number of Shares outstanding as of the Trade Date, as determined in good faith and in a commercially reasonable manner by Calculation Agent. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.
Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [●] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [●] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

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Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”
Dividends:	No adjustment shall be made if, on any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (i) only) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Dealer.
Non-Reliance:	Applicable
Agreements and Acknowledgments:
Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Hedging Party:	Dealer

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Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer [Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], or (B) any other wholly-owned direct or indirect subsidiary of Dealer [Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer after obtaining Counterparty’s consent (which shall not be unreasonably withheld or delayed); provided that, (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, designation or delegation, reasonably be expected at any time (A) to be required to pay (including a payment in kind) to Dealer or such transferee or assignee or designee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment, transfer, designation or delegation, or (B) to receive a payment (including a payment in kind) after such assignment or transfer that is less than the amount Counterparty would have received if the payment were made immediately prior to such assignment or transfer, (ii) prior to such assignment or transfer, Dealer shall have caused the assignee, transferee, or designee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, and (iii) at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.
3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

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4. Account Details:
(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [●]

6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

NETSTREIT Corp.
2021 McKinney Avenue
Suite 1150

Dallas, Texas 75201

(b) Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a)       Conditions to Effectiveness. This Transaction shall be effective if and only if (i) Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Sales Agreement and (ii) the following conditions are satisfied:

(i)       the representations and warranties of Counterparty in the Equity Sales Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Trade Date and on the Effective Date as if made as of each such date;

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(ii)      Counterparty shall have performed all of the obligations required to be performed by it under the Equity Sales Agreement on or prior to the Effective Date;

(iii)     all of the conditions set forth in Section 5 of the Equity Sales Agreement shall have been satisfied;

(iv)     all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Trade Date and on the Effective Date as if made as of each such date; and

(v)      Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date.

If the Equity Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.

(b)       Equity Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Sales Agreement as if such covenants were made in favor of Dealer.

(c)       Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission (the “SEC”) to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

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(d)   Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable SEC no action letters, as appropriate.

(e)    Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date, on each day during the period beginning on the first date on which Shares are sold through the Agent and ending on the Hedge Completion Date, and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

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(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

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(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VII of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

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(xii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Charter.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(f)    Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders and with respect to which Counterparty does not refer Dealer to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions as though a Loss of Stock Borrower has occurred under the Equity Definitions or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [●] basis points per annum and Counterparty does not elect, after notice from Dealer, within the required time period to either amend the Transaction pursuant to Section 12.9(b)(iv) of the Equity Definitions or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) of the Equity Definitions as though an Increased Cost of Stock Borrower has occurred under the Equity Definitions (each, a “Stock Borrow Event”);

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(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

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(v) Ownership Event. In the reasonable and good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g)   Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge (assuming that Dealer has a commercially reasonable hedge and unwinds its hedge in a commercially reasonable manner) and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event. If Dealer designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in Paragraph 7(f)(ii), no adjustments(s) shall be made to the terms of this contract to account for the amount of such excess dividend.

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(h)   Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the SEC or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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(i)    Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. The foregoing provisions shall survive any termination or completion of the Transaction. Promptly after receipt of notice of the commencement of any action or other proceeding against the Indemnified Party (it being understood that any such notice delivered within 30 calendar days of the commencement of any such action or other proceeding shall be deemed to have been delivered promptly for such purpose), the Indemnified Party shall notify the Counterparty in writing of the commencement thereof, provided that any failure or delay in so notifying shall not relieve the Counterparty of any liability under this Section 7(i) which it may have to the Indemnified Party except and only to the extent that such failure materially prejudices the ability to defend the action or other proceeding.

(j)     Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)    Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the New York General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l)    Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

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(m)   Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n)   Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)   Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p)   Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q)   Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VII of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction.

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In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t)     No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

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(u)   Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations.3 For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.     [It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.]

b.     [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under United States Treasury Regulation Section 1.6049-4(c)(1)(ii)(M)][It is a broker-dealer firm registered with the Commission under the Exchange Act and is an exempt recipient under United States Treasury Regulation Section 1.6049-4(c)(1)(ii)(I).]

c.     [(i) It is a “U.S. person” (as that term is used in Treasury Regulation Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes. (ii) It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c)(1)(ii).]

d.     [It is acting through a dependent agent located in the United States (including only the States thereof and the District of Columbia), it is a “foreign person” (as that term is used in United States Treasury Regulation Section 1.6041-4(a)(4)) for U.S. federal income tax purposes and each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.]

e.     [(i) It is a bank organized under the laws of Canada. (ii) It is a corporation for U.S. federal income tax purposes. (iii) Each payment received or to be received by Dealer in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

 3 NTD: Tax reps to be updated for Dealers.

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f.       [(i) It is a “foreign person” as that term is used in United States Treasury Regulation Section 1.6041-4(a)(4). (ii) It is a chartered bank organized under the laws of Canada. (iii) Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States. (iv) It is fully eligible for the benefits of the “Business Profits”, “Interest” and “Other Income” provisions of the Canada-United States Income Tax Convention (1980).]

g.     [It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. Federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]

h.     [(i) It is a state banking corporation organized under the laws of the State of Alabama. (ii) It is a “U.S. person” (as that term is defined in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.]

(2)   Counterparty makes the following representations:

a.     It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

b.     It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under United States Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

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(iv) HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon reasonable request by Dealer, provide, such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Dealer, that may be required or reasonably requested to allow Dealer to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “corporation” box checked on line 3 or 4 thereof, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon reasonable request by Counterparty, provide such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Counterparty, that may be required or reasonably requested to allow Counterparty to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

(v)   Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

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(w)   Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its commercially reasonable hedge in a commercially reasonable manner in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x)    Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y)   Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

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[(z) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.]

[“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name: [●]
Title: [●]

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Confirmed as of the date first above written:

NETSTREIT Corp.

By:
Name: [●]
Title: [●]

30

Schedule I

Forward Price Reduction Date[4]	Forward Price Reduction Amount[5]
Trade Date	USD	0
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]

 4 Insert Forward Price Reduction Dates. (Such Forward Price Reduction Dates to be the expected “ex-dividend” dates for each quarterly dividend of the Company.

5 Insert Forward Price Reduction Amounts. (Such Forward Price Reduction Amounts to be the expected amount of the regular quarterly cash dividend for the corresponding ex-dividend date.)

ANNEX A

PRICING SUPPLEMENT

Date:              [●], [●]

To:          NETSTREIT Corp.
2021 McKinney Avenue
Suite 1150

Dallas, Texas 75201

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [●], 20[●] (the “Confirmation”) between NETSTREIT Corp. (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [●];

(b) the Number of Shares shall be [●], subject to further adjustment in accordance with the terms of the Confirmation;

(c) the Initial Forward Price shall be USD [●]; and

(d) the Final Date shall be [●].

Very truly yours,

[DEALER NAME]

By:
Name: [●]
Title: [●]

Confirmed as of the date first above written:

NETSTREIT Corp.

By:
Name: [●]
Title: [●]